AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2007


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


                    Florida                               82-0326560
         ----------------------------                  ----------------
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)             Identification  No.)


       10871 NW 52 Street, Sunrise, FL                       33351
   ----------------------------------------                ----------
   (Address of Principal Executive Offices)                (Zip Code)


                    2005 Equity Compensation Plan, as amended
                    -----------------------------------------
                              (Full title of plan)

                              Mr. Dore Scott Perler
                             Chief Executive Officer
                              Sense Holdings, Inc.
                               10871 NW 52 Street
                                Sunrise, FL 33351
                     ---------------------------------------
                     (Name and Address of agent for service)


                                 (954) 726-1422
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                            Proposed    Proposed
                                             maximum     maximum
                                            offering    aggregate     Amount of
 Title of securities       Amount to be     price per   offering    registration
  to be registered          registered      share(1)    price(1)         fee
________________________________________________________________________________

Common Stock (2)         3,000,000 shares     $0.10     $300,000         $10
________________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the registrant's common stock as reported on the OTC Bulletin Board on June 25, 2007.

(2) Pursuant to Rule 416, there are also being registered such additional and indeterminable number of shares of common stock as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

                              EXPLANATORY PARAGRAPH

         This registration statement is being filed for the purposes of increasing the number of shares of common stock for which a registration statement on Form S-8 relating to the 2005 Equity Compensation Plan, as amended (the "Plan"), is effective. On June 17, 2005 the registrant filed a registration statement on Form S-8, SEC File No. 333-125905, with the Securities and Exchange Commission to register 2,000,000 shares to be issued under the Plan. On June 26, 2007 the Board of Directors of the registrant adopted a resolution approving an increase in the number of shares subject to the Plan to 5,000,000 shares. This registration statement is being filed to register these additional shares of common stock. Pursuant to General Instruction E of Form S-8, except as otherwise restated herein the contents of the registration statement on Form S-8, SEC File No. 333-125905, are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This registration statement relates to separate prospectuses.

         Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 5,000,000 shares of common stock pursuant to our 2005 Equity Compensation Plan, as amended (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, as amended.

                                   PROSPECTUS

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to Sense Holdings, Inc. at our principal office at 10871 NW 52 Street, Sunrise, Florida 33351, telephone number (954) 726-1422.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         Our principal offices are located at 10871 NW 52 Street, Sunrise, Florida 33351, telephone number (954) 726-1422. Our fiscal year end is December 31.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                               REOFFER PROSPECTUS

                              SENSE HOLDINGS, INC.

                        5,000,000 SHARES OF COMMON STOCK

         This prospectus forms a part of a registration statement which registers an aggregate of 5,000,000 shares of common stock issued or issuable from time-to-time under the Sense Holdings, Inc. 2005 Equity Compensation Plan, as amended (the "Plan").

         This prospectus also covers the resale of shares granted under the Plan by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock.

         We will not receive any proceeds from sales of shares by selling security holders.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this prospectus is July 6, 2007.

         When used in this annual report, the terms the "Company," "Sense," "we," "us," "ours," and similar terms refers to Sense Holdings, Inc., a Florida

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

- Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006,
- Quarterly Report on Form 10-QSB for the three months ended March 31, 2007, and
- Current Report on Form 8-K filed with date of report June 27, 2007.

         In addition, all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Sense Holdings, Inc., 10871 NW 52 Street, Sunrise, Florida 33351, telephone number (954) 726-1422.

         This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

                                   THE COMPANY

         We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform:

         o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers who desire to verify the presence of employees at the workplace, and to monitor their time and attendance at work; and,

         o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

         Our modest revenue-generation to date has been derived primarily from our sales of our biometric BioClock(R) and CheckPrint(R) products. These sales have taken place for the most part to a few major customers. As such we are dependent upon the few major customers and any disruption in that business will significantly decrease our sale revenues if other business is not secured. Our negative financial results have been due, in substantial part, to a lack of capital necessary to commence aggressive marketing programs. While we have funded our growth to date through the sale of our debt and equity securities, we require operating revenues or alternative financing in order to increase revenue production and achieve profitability.

         In addition to our core business, we hold eight exclusive worldwide patent licenses for Micro Electro Mechanical Sensors, or MEMS, technology covering use in the field of explosive detection which was developed by Oak Ridge National Laboratory (ORNL). MEMS technology is comprised of micro cantilevers that molecules of explosive material attach to, thus causing the cantilevers to diffract or bend. When diffraction is detected, the sensors are alerted to the presence of an explosive molecule. This technology can assist in the detection of unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged. The exclusive license from UT-Battelle did not include explosive detection for security applications, including airport security. UT-Battelle acquired the licensed rights under a contract with the United States Department of Energy, pursuant to which the technology was developed at the Oak Ridge National Laboratory in Oak Ridge, Tennessee. While we believe that this technology will enable the development of products for governmental use, as well as for security-related applications including airport security, no products have yet been developed incorporating these technologies and we require significant additional capital to continue the development of this product line. Accordingly, in fiscal 2006 we determined to impair our MEMS technology related assets and recognized a one time expense of $230,000 related to those intangible assets.

         The revenues from our core operations are not sufficient to meet our operating expenses, pay our obligations and provide funds for sales and marketing of our biometric products and for our research and development efforts. Our revenues declined substantially in fiscal 2006 from fiscal 2005 due in part to the devotion of time by our management to the MEMS-technology related products. In light of the foregoing, our management initially concluded that we should spin off our MEMS technology into a new company. Our management believed that investors will then be better able to evaluate the potential risks and benefits of each business unit, we could improve the likelihood that each operating unit would be able to raise the necessary working capital to continue its respective operations and management of each business unit would be in a better position to devote the necessary time and attention to its own operations. In January 2007 we announced we intended to spin off the MEMS technology to our shareholders. We have subsequently, determined, however we will not move forward at this time with the proposed spin-off. We do not presently have sufficient resources to pay the legal, accounting and related costs which will be incurred to undertake the spin-off and we may incur certain regulatory difficulties concluding the spin-off as a result of the impairment of the MEMS technology related assets in fiscal 2006.

         We are, however, proceeding with our efforts to enter into a business combination with an operating company as a means of increasing our revenues and improving our likelihood that we will continue as a going concern. In December 2006, we entered into a Memorandum of Understanding regarding the purchase by of a 60% equity ownership in Jinyang Energy Company Limited located in Taiyuan China. Consummation of the acquisition was conditioned upon the finalization of definitive agreements, delivery of audited financial statements, securing appropriate approvals, including Jinyang's sole shareholder, and normal closing conditions for transactions of this kind. Following the execution of the Memorandum of Understanding we began undertaking our due diligence on the proposed acquisition, including an analysis as to whether the historic operations of Jinyang could be audited in compliance with U.S. GAAP. In June 2007 we determined not to move forward with the potential acquisition based upon the results of our due diligence.

         In furtherance of our efforts to enter into a business combination with an operating entity to increase our revenues, effective June 27, 2007 we entered into a membership interest exchange agreement (the "Transaction") with Shanghai Aohong Industry Co., Ltd. ("Aohong), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. Under the terms of the agreement, we will acquire 54.9% of the membership interests of Aohong from that company in exchange for $2,800,000 to be paid to Aohong pursuant to the following schedule, together with 12,500,000 shares of our common stock valued at $1,187,500 to be issued to Mr. Hu:

         o $800,000 shall be paid to Aohong on or before September 30, 2007; and

         o an additional $400,000 shall be paid to Aohong on or before June 30, 2008; and

         o an additional $600,000 shall be paid to Aohong on or before December 31, 2008; and

         o the remaining $1,000,000 shall be paid to Aohong on or before June 27, 2009.

         Our interest in Aohong will be held in our wholly-owned subsidiary, China Chemical Group, Inc. which was previously formed in anticipation of a similar business combination. We will be required to raise capital from the sale of our securities to provide the funds necessary to meet these obligations, and we do not presently have any firm commitments to provide such capital.

         The shares of our common stock to be issued to Mr. Hu will represent approximately 16.72% of our issued and outstanding common stock. Aohong, Mr. Hu and Mrs. Ye were unrelated third parties prior to the transaction. Following the execution of the agreement, Aohong, Mr. Hu and Mrs. Ye are required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People's Republic of China to our purchase of a controlling interest in Aohong.

         Aohong was formed by Mr. Hu and Mrs. Ye in February 2000 and prior to the transaction it had registered capital of approximately $2,300,000. Aohong's offices are located in Shanghai. Aohong and its wholly owned subsidiaries, Shanghai Binghong Trading Co., Ltd. and Shanghai Wuling Environmental Material Co. Ltd., distribute and sell coolants which are primarily used in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishers and assorted aerosol sprays. Aohong's customers include automobile manufacturers, manufacturers of refrigerators and air conditioners as well as distributors of coolants. Aohong distributes to 16 provinces in China, as well as exporting to Taiwan, Russia and Thailand.

         Mr. Hu, who is Aohong's Chief Executive Officer, will continue in that capacity.

         Our subsidiary Aohong owns a 218,000 Sq. ft facility located at 333 Huhua E. Rd, Jiading, Shanghai 201811. The facility includes a 98,100 Sq. ft which includes a workshop and office spaces, 33,790 Sq. ft warehouse and 115.7 cubic meter storage tanks.

         Aohong also has a lease to operate storage space in Shanghai. The space is approximately 196 Sq. ft for a monthly expense of $105. The lease agreement runs through March 31 2008.

         Aohong plans to add an additional 54,500 Sq. ft warehouse facility at this location by the end of 2007 which includes 8 storage tanks with 180 tons of storage capability. The estimated cost for this facility will be $1 MM.

RISK FACTORS

         Readers should carefully consider the following risk factors and all other information contained in this prospectus. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. No assurances can be given that the risks and uncertainties described below are the only risks and uncertainties that we face.

WE CURRENTLY DO NOT HAVE THE CASH TO FUND OUR ACQUISITION OF SHANGHAI AOHONG INDUSTRY CO., LTD.

         We will be required to raise capital from the sale of our securities to provide the funds necessary to meet the obligations of our 54.9% equity purchase of,Aohong and we do not presently have any firm commitments to provide such capital. If we are not able to raise the capital necessary to complete this acquisition, our efforts to stimulate our growth through business combinations in China will be severely curtailed and such inability to raise funds will have an adverse effect on our revenue growth.

WE HAVE RECENTLY EXPANDED OUR BUSINESS THROUGH THE ACQUISITION OF A MAJORITY OWNERSHIP INTEREST IN SHANGHAI AOHONG INDUSTRY CO., LTD. LOCATED IN THE PRC. OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF PRIVATELY HELD CHINESE COMPANIES TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY.

         In order to successfully integrate Aohong into Sense Holdings, Inc., and ensure that we timely meet our reporting requirements under the Securities Exchange Act of 1934, we will need to upgrade both the internal accounting systems at Aohong, as well as educating each of their staffs as to the proper collection and recordation of financial data. If we are unable to properly and timely integrate the disclosure and accounting operations of these subsidiaries into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board which could adversely affect a stockholder's ability to resell his investment in our company.

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. WE HAVE EXPERIENCED HISTORICAL LOSSES WE MAY HAVE TO CEASE OPERATIONS IF WE DO NOT GENERATE MEANINGFUL REVENUE AND ACHIEVE PROFITABILITY AND INVESTORS MAY LOSE THEIR INVESTMENT.

         We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. For the fiscal years ended December 31, 2006 and 2005, we reported net losses of $3,752,855 and $1,832,795, respectively. For the three months ended March 31, 2007, we reported a net loss of $163,473. At March 31, 2007, we had an accumulated deficit of $14,976,178. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, for which we may not have offsetting revenues or available capital. As a result, we may never generate meaningful revenue and/or achieve profitability in the future.

         Our working capital at December 31, 2006 of $45,397, among other factors, resulted in our independent certified public accountants modifying their audit report on our consolidated financial statements for the fiscal years ended December 31, 2006 to express substantial doubt as to our ability to continue as a going concern. At March 31, 2007 our working capital deficit increased to $46,876. We remain in need of substantial additional investment capital to fund our long-term operating needs, including the need for additional research and development to develop our products and the conducting of those marketing activities we believe necessary to achieve meaningful sales growth. If we do not raise additional working capital as necessary, we could be forced to cease operations.

OUR REVENUES DECREASED SUBSTANTIALLY FOR FISCAL 2006 AS COMPARED TO FISCAL 2005. THERE ARE NO ASSURANCES OUR REVENUES WILL RETURN TO PREVIOUS LEVELS WITHOUT A MATERIAL CHANGE IN OUR BUSINESS WHICH COULD CAUSE OUR COMPANY TO CEASE OPERATIONS.

         Overall, our revenues decreased approximately 84% for fiscal 2006 from fiscal 2005. Our revenues from product sales decreased $393,108, or approximately 89%, and our revenues from service and maintenance fees decreased $$26,453, or approximately 43%. The decrease in revenues was mainly attributed to a decrease in marketing efforts of our existing products and further concentration on the development of new products which has taken away from sales efforts of our existing product line. Due to a lack in working capital and the need to conduct additional research and development on our products, during fiscal 2007 we do not expect our marketing efforts to increase. The lack of funding for marketing activities will have an adverse effect on any revenue growth.

OUR BUSINESS IS CAPITAL INTENSIVE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE, AS SUCH, ESPECIALLY IN LIGHT OF OUR HISTORICAL LOSSES, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT.

         Our operations are capital intensive and our growth and we do not generate sufficient revenues to pay our operating expense and fund our growth. We have engaged in numerous financing activities over the past few years but have been unable to utilize the funds raised to achieve positive financial results. Over the past several years we have experienced a greater than anticipated expense for research and development, and have not been able to gain traction in the marketplace for our products. Due to our limited revenues, lack of working capital and the inability to conclude development agreements with major manufacturing companies, we have been unable to aggressively pursue our product development strategy to date. We will require significant additional financing and/or a strategic alliance with a well-funded development partner to undertake our business plan. Failure to receive additional funding or enter into a strategic alliance could limit our growth, limit our likelihood of profitability and worsen our financial condition and may correspondingly decrease the market price of our common stock, or may cause us to cease operations all together.

BECAUSE WE ARE DEPENDENT UPON A FEW MAJOR CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR CURRENT SALES, THE LOSS OF ANY ONE OF THEM WOULD REDUCE OUR REVENUES, LIQUIDITY AND HINDER OUR ABILITY TO BECOME PROFITABLE, AS SUCH, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT.

         Significant portions of our sales to date have been, and will continue to be, made through a small number of significant customers. Approximately 81% of our revenues for fiscal 2006, were from four customers and one customer accounted for approximately 83% of our revenues for the fiscal 2005. Since we have no on-going contracts with our customers we rely on recurring business and new customers to generate product sales. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers or new customers, may result in decreases in our results of operations, liquidity and cash flows. Any such adverse operating results will likely decrease the market price of our common stock.

WE HAVE ELECTED NOT TO VOLUNTARILY ADOPT VARIOUS CORPORATE GOVERNANCE MEASURES, WHICH MAY RESULT IN SHAREHOLDERS HAVING LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. We have not yet adopted these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. The absence of such practices with respect to our company may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters.

THERE IS NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

         Our common stock is thinly traded and lacks liquidity. As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring small business issuers, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007. Presently, we will become subject to compliance with SOX 404 for our fiscal year ending December 30, 2007. In addition, for our fiscal year ending December 30, 2008 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. While we have yet to being evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as presently required, we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to continue to operate as a going concern, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                          2005 EQUITY COMPENSATION PLAN

         On June 16, 2005, our Board of Directors adopted our 2005 Equity Compensation Plan (the "Plan"), and on June 16, 2005, the Plan was ratified by holders of a majority of our outstanding common stock. We had reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the Plan. On June 26, 2007 our Board of Directors increased the number of shares available for issuance under the Plan and amending the Plan to grant the Board of Directors discretion in the adjustment of the number of shares of common stock subject to the Plan in the event we undertake a reverse stock split. The Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

         Under the Plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the Plan. Subject to the provisions of the Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the Plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of June 15, 2007, we have granted options or awarded shares in the amount of 1,617,000 shares under the Plan and there were 383,000 shares remaining available under the Plan.

                            SELLING SECURITY HOLDERS

         The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws. These persons will be members of our Board of Directors and/or officers of our company. Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.

         The following table sets forth:

         o  the name of each affiliated selling security holder,

         o the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,

         o the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and

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

         o the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

         Persons who receive stock grants under the Plan and are deemed affiliates, may effect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock in any three-month period.

         Grants may be made to affiliates in the future which we are not able to identify at this time. Before any of our affiliates sell any of his or her shares received under the Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

                                                            SHARES
                                                            TO BE
                     NUMBER OF    % OWNED                   OWNED       % OWNED
NAME OF SELLING       SHARES       BEFORE     SHARES TO     AFTER        AFTER
SECURITY HOLDER       OWNED       OFFERING    BE OFFERED    OFFERING    OFFERING
---------------      ---------    --------    ----------    --------    --------



                              PLAN OF DISTRIBUTION

         The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

         o through the Pink Sheets, on the OTC Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed or quoted from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 350,000,000 shares of common stock. As of July 6, 2007, there were 74,964,,057 shares of common stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

COMMON STOCK PURCHASE WARRANTS

         At July 6, 2007 we had outstanding common stock purchase warrants to purchase an aggregate of 15,688,205 shares of our common stock at exercise prices ranging from $0.10 to $0.55 per share expiring between October 31, 2007 and March 31, 2012.

TRANSFER AGENT

         Our transfer agent is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2006 and 2005 included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 as previously filed with the Securities and Exchange Commission have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below are incorporated by reference in the registration statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

- Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006,
- Quarterly Report on Form 10-QSB for the three months ended March 31, 2007, and
- Current Report on Form 8-K filed with date of report June 27, 2007.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

         A description of the registrant's securities is set forth in the prospectus incorporated as a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         o the officer or director conducted himself or herself in good faith;

         o his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         o in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

5.1      Opinion of Schneider Weinberger & Beilly LLP *
10.25    2005 Equity Compensation Plan (1)
10.25(a) Amendment No. 1 to the 2005 Equity Compensation Plan *
23.1     Consent of Sherb & Co. LLP *
23.2 Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5.1) *
_________
* filed herewith

(1) Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-125905, as filed with the SEC on June 17, 2005.

ITEM 9.  UNDERTAKINGS

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunrise, Florida on June 26, 2007.

                              SENSE HOLDINGS, INC.

                              By: /s/ Dore Scott Perler
                                  ---------------------
                              Dore Scott Perler, Director,
                              Chief Executive Officer And President,
                              principal financial and accounting officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

      Signature                          Capacity                       Date
      ---------                          --------                       ----

/s/ Dore Scott Perler       Director, Chief Executive Officer,      July 6, 2007
---------------------       President, principal financial and
Dore Scott Perler           accounting officer


/s/ Shawn Tartaglia         Chief Technical Officer and director    July 6, 2007
-------------------
Shawn Tartaglia


/s/ Julie Slater            Director                                July 6, 2007
----------------
Julie Slater

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